Exhibit 10.1

STOCK PURCHASE AGREEMENT

(Non-U.S. Purchaser)

FOR

PROFESSIONAL DIVERSITY NETWORK, INC.

CONFIDENTIAL DOCUMENT: By receiving and signing this Stock Purchase Agreement, the recipient acknowledges and agrees that (i) all of the information contained herein is confidential and shall not be disclosed to any third party; provided, however, that this confidentiality obligation shall not apply to any such information that (a) is part of the public knowledge or literature or (b) becomes part of the public knowledge or literature (other than by reason of a breach of this provision), (ii) the information contained in this document may constitute “material non-public information” within the meaning of the United States federal securities laws and, accordingly, except as contemplated by this document, the recipient shall not buy, sell or trade the securities of the Company (as defined below) or make recommendations to other person(s) under circumstances in which it is reasonably foreseeable that such person(s) are likely to buy, sell or trade the Company’s securities until the earlier of (1) one day after the Company publicly discloses the completion of the transactions contemplated by this Stock Purchase Agreement or (2) the Company informs you that the transactions contemplated by this Stock Purchase Agreement have been terminated, (iii) the recipient will not reproduce this document, in whole or in part; (iv) if the recipient does not wish to pursue an investment in the Company, it will return this document to the Company or destroy this document as soon as practicable, together with any other material relating to the Company which the recipient may have received from the Company; and (iv) any proposed actions by the recipient which are inconsistent in any manner with the foregoing agreements will require the prior written consent of the Company.

STATUS UNDER UNITED STATES SECURITIES LAWS: The Shares referred to herein have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold in the United States or to U.S. persons (as such term is defined in Regulation S under the Securities Act, which includes a resident of the United States holding a “Green Card” or other forms of residency) unless such securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. Any representation to the contrary is a criminal offense. No transfer of the Shares shall be valid or effective unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable securities laws, or (b) the Holder shall deliver to the Company an opinion of counsel in form and substance reasonably acceptable to the Company that such proposed transfer is exempt from the registration requirements of the Securities Act and of any applicable securities laws, whether pursuant to the provisions of Regulation S promulgated under the Securities Act or otherwise. Hedging transactions involving shares of the Company’s Common Stock are prohibited, unless such transactions are conducted in compliance with the Securities Act. Any person acting contrary to the foregoing restrictions may place such person and the Company in violation of United States or other securities laws.

HONG KONG WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong or the United Kingdom. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

香港警告: 本文件内容并未被香港或英国有关管理机构审阅. 建议读者在处理此私募要约时谨慎从事. 如您对本文件任何内容有任何疑问, 您应该自己寻找独立的专业咨询.

SUBSCRIPTION INSTRUCTIONS

1.         Disclosure; Access to information. The Investor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Investor, including, without limitation, the SEC Reports (as defined below). The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 3 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

2.         Please read this Stock Purchase Agreement, which includes and incorporates by reference the attached Terms and Conditions for Purchase of Shares (Annex I).

3.         If you wish to subscribe for the purchase of the Shares, please complete and execute this document and submit your cash payment, as follows:

(a)         Insert the number of Shares that you wish to purchase, as well as the aggregate purchase price, on the signature page of this Stock Purchase Agreement.

(b)         Fully execute the signature page of this Stock Purchase Agreement.

(c)         Fully complete the “Stock Certificate Information” and “Purchaser Information” immediately following the signature page.

(d)         Send the foregoing executed documents to the Company at the following address:

Professional Diversity Network, Inc.

Attention: Mr. Adam He

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

United States of America

Note Regarding Electronic Transmissions: A subscription is not complete until original documents with original signatures are received. Please send all original documents via courier to the address set forth above, even if you also elect to electronically transmit documents.

Please send your cash payment equal to the aggregate purchase price indicated on the signature page of this Stock Purchase Agreement via wire transfer as indicated on Page 5 hereof.

4.         Once submitted, a subscription may not be revoked, cancelled or terminated by the Purchaser.

5.         The Company expects to complete the closing of the purchase and sale of the Shares with Purchasers on September 27, 2024 (the “Closing Date”), if you wish to subscribe for the purchase of the Shares as described in this Stock Purchase Agreement, you should submit the documents described above, together with your cash payment, as soon as possible. The Company may in its discretion elect to extend the offering period beyond the Closing Date, but the Closing Date reflects the Company’s current expectations. Note that the Company may, in its sole discretion, determine at any time not to proceed with the offering, in which event your subscription funds will be returned to you, without interest.

6.         The Purchaser’s subscription to purchase the Shares specified in this Stock Purchase Agreement shall not be effective until such time as it is accepted by the Company. The subscription proceeds will be held by the Company pending acceptance of this Stock Purchase Agreement by the Company. In the event that the Purchaser’s subscription is not accepted by the Company, the Company will promptly return the aggregate purchase price submitted by the Purchaser, without interest, to the address indicated below under “Purchaser Information.”

WIRE TRANSFER INSTRUCTIONS

Please send your cash payment equal to the aggregate purchase price indicated on the signature page of this Stock Purchase Agreement via wire transfer as indicated below.

PDN’s ACH/Wiring Instructions:

[INTENTIONALLY OMITTED]

To:         Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

From:         The Undersigned Purchaser

The undersigned (the “Purchaser”), hereby confirms its agreement with you as follows:

1.         This Stock Purchase Agreement (the “Agreement”) is made as of the date set forth below between Professional Diversity Network, Inc., a Delaware corporation (the “Company”), and the Purchaser.

2.         The Company has authorized the sale and issuance to one or more purchasers in a private placement (the “Offering”) of 398,671 shares of common stock (the “Shares”), US$ 0.01 par value per share (“Common Stock”), subject to the terms and conditions herein.

3.         The Company and the Purchaser agree that the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser the number of Shares set forth on the signature page of this Agreement at $0.301 per Share purchase price (the “Purchase Price”) equal to 70% of the closing price of the Common Stock on the previous trading day, September 25, 2024. The Company will determine the date upon which subscriptions (if any) will be accepted. Upon acceptance of your subscription, and receipt of the aggregate Purchase Price, the Company shall register the Shares issued to you in your name on the Company’s books and records. Promptly following the Closing Date and if you so request, the Company intends to furnish you with a certificate representing the Shares that have been issued to you.

4.         The Purchaser hereby acknowledges that it has received, read and is familiar with this Agreement (consisting of these “Subscription Pages” and Annex I) and has received, read and is familiar with the Company’s reports as filed with the SEC (except to the extent that the information in such filings is deemed furnished, and not filed, pursuant to securities laws and regulations) (the “SEC Reports”), including without limitation the “Risk Factors” set forth under the caption “Item 1A. Risk Factors” commencing on the recent Form 10-K. Purchaser acknowledges that certain statements contained in the SEC Reports constitute “Forward-Looking Statements,” as referenced under the caption “Forward-Looking Statements” set forth under the heading “Special Note Regarding Forward-Looking Statements” in the Form 10-K and, as described therein, Purchaser acknowledges that the Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risk factors described under the caption “Risk Factors” and elsewhere in the Form 10-K. The Purchaser acknowledges that its investment in the Shares are subject to the risk factors set forth in the Form 10-K, as well as the SEC Reports.

5.         The Purchaser hereby represents and warrants to the Company as follows:

(a)    The Purchaser is not a “U.S. person” (as such term is defined in Regulation S under the Securities Act, which includes a resident of the United States holding a “Green Card” or other forms of residency), and is not acting for the account or benefit of a “U.S. person.”

(b)    The Purchaser will not offer, sell, or otherwise transfer the common stock sold in this offering to a “U.S. person” (as such term is defined in Regulation S under the Securities Act, which includes a resident of the United States holding a “Green Card” or other forms of residency) of the United States within six month period from the date of purchase (the “distribution compliance period”), unless the transferee certifies that it is not a “U.S. person” (including a resident of the United States holding a “Green Card” or other forms of residency) of the United States and agree to resell only in accordance with Regulation S and not to engage in any hedging transactions. Note that the distribution compliance period may last for one year in the event the Company ceases to be a reporting company or ceases to be current in its SEC reporting.

(c)    The Purchaser has adequate means of providing for Purchaser’s current needs and any unexpected needs in the future even without the funds that Purchaser might invest pursuant to this Agreement. The Purchaser neither has nor anticipates any need to sell the Shares in the foreseeable future. The Purchaser is able to bear the economic risks of this investment, is able to hold the Shares for an indefinite period of time, and has a sufficient net worth to sustain a loss of the entire investment in the Shares in the event that such a loss occurs. The Purchaser’s commitment in the Shares and other non-marketable investments will not be a disproportionate part of Purchaser’s net worth.

(d)    The Purchaser, either alone or with one or more of its representatives, has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

(e)    The Purchaser confirms that, if requested by Purchaser, all documents, records and books pertaining to this proposed investment in the Company have been made available to the Purchaser and his advisors, and they have made such examinations of the foregoing as the Purchaser and his advisors have deemed necessary in connection with such investment in the Company.

(f)    The Purchaser has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the terms and conditions of this investment, and such officers of the Company have answered all such questions to the full satisfaction of the Purchaser.

(g)    The Shares will be acquired for the Purchaser’s own account for investment, and not for the account of any other person nor with a view to resell, distribute, or participate in any distribution of the Shares in a manner which would require the registration of the Shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

(h)    The Purchaser understands that no U.S. or other securities administrator has made any finding or determination relating to the merits or fairness of an investment in the Shares, and no such securities administrator has or will recommend or endorse any offering of the Shares.

(i)    It has been called to the Purchaser’s attention, both in this Agreement and by those individuals with whom the Purchaser has dealt in connection with investing in the Company, that the Purchaser’s investment in the Company is a speculative investment and involves a degree of risk which might result in the loss of the Purchaser’s entire investment. The Purchaser acknowledges that the Company has made available to the Purchaser or the Purchaser’s representative(s) the opportunity to obtain additional information with which to evaluate the merits and risks of this investment. By reason of the Purchaser’s business and financial experience, the Purchaser has acquired the capacity to protect the Purchaser’s interest in investments of this nature. In reaching the conclusion that the Purchaser desires to acquire the Shares, the Purchaser has carefully evaluated its financial resources and investment position and the risks associated with this investment.

(j)    In making the Purchaser’s investment decision, the Purchaser has relied solely upon its review of the Company’s filings with the SEC, as well as any investigations of the Company made by the Purchaser and the Purchaser’s representatives, if any. The Purchaser has received no representations from the Company or its principals, officer or directors.

(k)    No representations have been made to the Purchaser concerning projected results, expected yields or any other prospective information concerning operation of the Company.

(l)    The Purchaser, if an individual, is a bona fide citizen and resident of the country set forth in the “Purchaser Information” section of this Agreement, and the addressees set forth in the “Purchaser Information” section of this Agreement are the true and correct business and home addresses of the Purchaser. The address set forth in the “Purchaser Information section of this Agreement is the true and correct business address of the Purchaser.

(m)    Purchaser was not located in the United States at the time that (i) any offer to purchase the Shares was made to the Purchaser, and (ii) the buy order for the Shares was made.

6.         The Purchaser hereby acknowledges and agrees to the following:

(a)         Each certificate representing Shares issued to the Purchaser shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares of Common Stock represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. No transfer of the shares represented by this certificate shall be valid or effective unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable securities laws, or (b) the Holder shall deliver to the Company an opinion of counsel in form and substance reasonably acceptable to the Company that such proposed transfer is exempt from the registration requirements of the Securities Act and of any applicable securities laws, whether pursuant to the provisions of Regulation S promulgated under the Securities Act or otherwise. Hedging transactions involving shares of the Common Stock of the Company are prohibited, unless such transactions are conducted in compliance with the Securities Act.”

(b)         The Purchaser will not resell any of the Shares except (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from registration.

(c)         The Purchaser will not engage in hedging transactions with regard to the Shares unless such transactions are conducted in compliance with the Securities Act.

7.         The Company hereby agrees and covenants with the Purchaser that the Company will not register any transfer of the Shares except to the extent required by the law of any country other than the United States, unless such transfer is made (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from registration.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

[Purchaser’s Signature and Information Pages Follow]

IN WITNESS WHEREOF, this Stock Purchase Agreement is entered into by the undersigned Purchaser and the Company as of the date indicated below.

“PURCHASER”

By:

Print Name: Yu Tian

Estimated Closing Date: September 27th, 2024

Number of Shares Subscribed For: 398,671

Aggregate Purchase Price:                    $ 120,000

ENGLISH LANGUAGE NOTE TO PURCHASER: This Agreement, including Annex I attached hereto, is set forth exclusively in the English language. The Purchaser acknowledges and agrees that either alone or with the Purchaser’s advisors, that it fully understands the contents of these documents and also the contents of the Company’s SEC Reports (as referenced in Section 4 above).

CHINESE NOTE TO PURCHASER 致认购者: 本协议,包括附件I, 只有英文版本。认购者承认并同意其本人或在其顾问人员的协助下对本协议文件以及本公司向美国证监会提交的报告（如上述第四节所提及的）完全理解。

AGREED AND ACCEPTED:

PROFESSIONAL DIVERSITY NETWORK, INC.

By:

Print Name: Adam He

Title: Chief Executive Officer

Date: September 26, 2024

STOCK CERTIFICATE INFORMATION

Purchaser:         Unless an alternative name is provided below, the Company will issue the Shares to be issued to you upon acceptance of your subscription in the name shown on the signature page of this Agreement:

The exact name that your Shares are to be registered in.	Yu Tian

PURCHASER INFORMATION

The purpose of the following is to assure the Company that each Purchaser will meet applicable suitability requirements under relevant securities laws. The information supplied by you below will be used by the Company in determining whether you meet such criteria, and reliance upon applicable exemptions from registration is based in part on the information herein supplied.

By providing the following information, you are representing to the Company that such information is true and correct and you are authorizing the Company to provide such information to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of applicable securities laws, that you otherwise satisfy the suitability standards applicable to Purchasers of the Shares. All potential Purchasers must provide the information requested below. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

Name: Yu Tian
Business Address: (Number and Street)

(City)	(Country)	(Postal Code)
Telephone Number:

Resident Address: (Number and Street)
ShenZhen China
(City)	(Country)	(Postal Code)
Telephone Number: ( )
Age:	Citizenship: China

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.         AGREEMENT TO SELL AND PURCHASE THE SHARES; SUBSCRIPTION DATE.

1.1         PURCHASE AND SALE. At the Closing (as defined in Section 2.1), the Company will sell and issue to the Purchaser, and the Purchaser will purchase and acquire from the Company, upon the terms and conditions hereinafter set forth, the number of Shares as referenced on the subscription pages to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Subscription Pages”), all at the purchase price set forth on such Subscription Pages.

1.2         OTHER PURCHASERS. As part of the Offering, the Company may enter into substantially this same form of Stock Purchase Agreement with other purchasers (the “Other Purchasers”). The Purchaser and the Other Purchasers (if any) are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the Stock Purchase Agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

2.         DELIVERY OF SHARES AT CLOSING.

The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Professional Diversity Network, Inc. at 10:00 am on September 26th, 2024 (the “Closing Date”). At the Closing, the Company shall accept those subscriptions for Shares as it may in its discretion determine and shall register the Shares issued to you in your name on the Company’s books and records. Promptly following the Closing, the Company intends to furnish you with a certificate disclosing the Shares that have been issued to you.

3.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

3.1         PURCHASER ACKNOWLEDGEMENT. The Purchaser, for itself only, represents and warrants to, and covenants with, the Company that: (a) the Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or under applicable state securities or blue sky laws and Purchaser is acquiring the number of Shares set forth on the Subscription Pages in the ordinary course of its business and for its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling same; (b) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and other applicable securities laws and the respective rules and regulations promulgated thereunder; (c) the Purchaser has answered all questions on the Subscription Pages and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and the related information may be relied upon by the Company; and (d) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the Subscription Pages, relied only upon information set forth in the SEC Reports. Purchaser understands that the issuance of the Shares to the Purchaser has not been registered under the Securities Act, or registered or qualified under any other securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

3.2         POWER AND AUTHORITY. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has the capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3         NO DISPOSITIONS. The Purchaser represents and warrants that it will not offer, sell, or otherwise transfer the common stock sold in this offering to a “U.S. person” (as such term is defined in Regulation S under the Securities Act, which includes a resident of the United States holding a “Green Card” or other forms of residency) within a six month period from the date of purchase (the “distribution compliance period”) unless the transferee certifies that it is not a “U.S. person” (including a resident of the United States holding a “Green Card” or other forms of residency) of the United States and agree to resell only in accordance with Regulation S. Further, the Purchaser will not engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a disposition of common stock of the Company by the Purchaser or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the common stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the common stock of the Company. Note that the distribution compliance period may last for one year in the event the Company ceases to be a reporting company or ceases to be current in its SEC reporting.

3.4         NO TAX OR LEGAL ADVICE. The Purchaser understands that nothing in this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4. RESERVED INTENTIONALLY.

5.         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

6.         NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered to or from a location outside the United States, by International Federal Express (or comparable service) or facsimile or email, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile or email, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)         if to the Company, to:

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

Attn: Adam He

Email: adamhe@ipdnusa.com

(b)         if to the Purchaser, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.         CHANGES.

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers that have executed Agreements for the purchase of a majority of the Shares sold or to be sold in the Offering.

8.         LANGUAGE.

This Agreement (including the Subscription Pages) is set forth in the English language, which shall control over any versions of this Agreement in any other language. Either party may at its own expense prepare versions of this Agreement and the other Transaction Documents in any other language that are deemed necessary, advisable or appropriate.

9.         HEADINGS.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.         SEVERABILITY.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.         GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

12.         FORUM SELECTION.

The Company and Purchasers agree that any dispute, controversy of claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof shall be subject to the exclusive jurisdiction and venue of the federal and state courts located in the United States, and the Company and the Purchasers do hereby consent to the personal and exclusive jurisdiction of these courts.

13.         FEES AND EXPENSES.

Each party hereto shall be solely responsible for the fees and expenses incurred by such party in connection with the Offering.

14.         COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15.         CONFIDENTIAL DISCLOSURE AGREEMENT.

Notwithstanding any provision of this Agreement to the contrary, the confidentiality provision contained on the cover page of this document shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby; provided, that the confidentiality obligations set forth in any such confidential disclosure agreement shall not apply to any information that is part of the public knowledge or literature (other than by reason of a breach of such confidential disclosure agreement).131038592v.1